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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      September 23, 2002
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                            NOBLE INTERNATIONAL, LTD.
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             (Exact name of registrant as specified in its charter)


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
       Delaware                           001-13581                      38-3139487
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(State or other jurisdiction       (Commission File Number)     (IRS Employer Identification No.)
of incorporation)
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                     28213 Van Dyke Avenue, Warren, MI 48093
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:     (586)751-5600
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          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS

         As announced on September 20, 2002, Noble International, Ltd. (the "Company") has adjusted its diluted earnings per share for the six months ended June 30, 2002 by ($0.02) from $.51 to $.49 to reflect the inclusion of shares issuable upon conversion of the Company's 6% convertible subordinated debentures (the "Convertible Debentures").

         The Underwriting Agreement that the Company expects to sign in connection with its pending stock offering includes the following covenant by the Company with the underwriters: "With a view to minimizing the dilution to future earnings per share that might be experienced by the holders of [the Company's common stock (including the shares sold in the offering)], the Company will call for redemption and redeem, or will otherwise purchase, retire or exchange for non-equity-linked securities, all or as large a portion as possible of its outstanding [Convertible Debentures] if and when, as soon as practicable after the [closing date of the offering], it shall determine, in its reasonable business judgment (being mindful of other needs for cash and credit), that it has cash and credit available for that purpose."

         The Company has issued and there are outstanding $16,110,000 in aggregate principal amount of Convertible Debentures. The Convertible Debentures mature on July 31, 2005 and interest is payable on January 31 and July 31 of each year. The Convertible Debentures are unsecured subordinated obligations, redeemable by the Company during the twelve months beginning July 31, 2002 at 102.5% of the principal amount (plus accrued interest) and at 101% and 100.5% during each 12-month period thereafter.

         The Convertible Debentures are convertible into common stock at $14.3125 per share, subject to a downward adjustment upon the occurrence of certain events, which may include the Company's prospective offering of common stock currently in registration with the SEC. For example, if the Company sells shares in that offering for consideration that is less than the current market price per share in effect immediately before such sale, then the conversion price of the Convertible Debentures will be reduced to the consideration per share that the Company receives in the offering. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least one percent in the conversion price; however, any such adjustments will be carried forward and taken into account in any subsequent adjustment.

         Beginning January 31, 2004 and on each July 31 and January 31 thereafter, the Company is required to redeem for cash 25% of the outstanding principal amount of the Convertible Debentures through the maturity date. In addition, upon a change of control of the Company, each holder of Convertible Debentures has the right during the 45-day period following notice thereof from the Company to require the Company to repurchase all or a portion of such holder's Convertible Debentures at a cash purchase price equal to 100% of the principal amount of such Convertible Debentures, plus accrued and unpaid interest to the date of repurchase.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NOBLE INTERNATIONAL, LTD.,
                                            a Delaware corporation
                                            (Registrant)


Date: September 23, 2002                    By: /s/ Michael C. Azar
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                                                Michael C. Azar
                                                Secretary and General Counsel